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                                                                    EXHIBIT 15.1


Coopers & Lybrand L.L.P. Awareness Letter


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:  Nabors Industries, Inc. and Subsidiaries
     Registration Statements on Form S-8 and Form S-3



We are aware that our report dated January 16, 1998 on our review of the interim condensed consolidated financial information of Nabors Industries, Inc. and Subsidiaries for the three months ended December 31, 1997 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (Registration Numbers 333-11313, 33-87322, 33-87324, 33-47521,
33-45097, 33-36229, 33-56000 and 33-54858) and on Form S-3 (Registration Numbers
333-02477, 333-20501 and 333-25233). Pursuant to Rule 436 (c) under the
Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meanings of
Section 7 and 11 of the Act.


                                                        COOPERS & LYBRAND L.L.P.



                                                                  Houston, Texas
                                                               February 16, 1998